Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 24, 2003, with respect to the consolidated financial statements of Neoteris, Inc. included in the Current Report (Form 8K/A) of Netscreen Technologies, Inc. dated January 28, 2004.

/S/    ERNST & YOUNG LLP

San Francisco, California

January 28, 2004